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                                                                   EXHIBIT 10.10

                                COMMERCIAL LEASE

         THIS LEASE ("Lease") is made as of the 1st day of January, 2006, by and between IBB Realty, LLC, a Florida Limited Liability Company (hereinafter "Landlord") and Odimo Incorporated, qualified and licensed to do business in Broward County, City of Sunrise, Florida (hereinafter "Tenant"). This Lease replaces any and all prior leases and or agreements between Landlord and Tenant and all provisions unless otherwise stated are effective immediately upon execution.

         1. PREMISES: COMMON AREAS: Landlord leases to Tenant a portion of the premises located at 14051 NW 14th Street, Sunrise, Florida 33323, consisting of approximately 34,021 square feet of space ("Premises"). Tenant understands and agrees that Tenant shall be occupying a portion of the building as accurately reflected in the footprint redlined attached hereto and made a part hereof as Exhibit "A +B + C". All other portions of the building shall be occupied by the Landlord, or such other Tenants as the Landlord, at its own discretion, shall lease or sublet. The parties hereby agree, understand and acknowledge that Tenant has inspected the Premises and is fully satisfied with and accepts the rentable square feet and/or space of the Premises. Tenant warrants and represents that it is not entering into this Lease based on any representation made by Landlord, if any, regarding square feet of the Premises, but rather based solely on Tenant's complete and exhaustive inspection of the rentable square feet of the Premises.

         2.       LEASE TERM: LEASE DATE:

                  A. GENERAL. The lease term is for a five (5) year period. For purposes of this document the dates have been calculated as commencing on the 1st day of January, 2006 and ending on December 31, 2010 (the "Lease Term"), unless otherwise postponed, accelerated or extended as may otherwise be provided for herein. Tenant does have the option to move in prior to this date and the lease will commence on the date that Tenant moves in, all dates within this document will then be adjusted accordingly such that Tenant and Landlord obligate themselves for the period of time represented by that which can found in the lease. Over the period of five (5) years the lease will have an annual increase of one (1) percent applicable on each anniversary date of the execution of the lease. If Tenant has not elected to move in early, Tenant's obligation to pay all rent, including Rent, Common Area Maintenance Charges, Sales Tax and Additional Rent, (collectively, "Rent"), as such terms are hereafter defined, will commence on January 1, 2006 ("Rent Commencement Date"). Tenant shall have a one month option for January of 2011 At the same rent (referred herein collectively as Rent) provided Tenant gives written notice on or before October 1, 2010 of his intent to exercise said option.

                           1. If Tenant desires to move into the office space
prior to January 1, 2006, Tenant may do so only with the express permission of the landlord. Tenant shall pay both cam and square footage rent plus sales tax as set forth in paragraph 3(A) for the square footage so occupied.

                           2. If Tenant desires to move into the warehouse space
prior to September 1, 2004, Tenant may do so only with the express permission of the landlord. Tenant shall pay cam rent only at $6.50 per square foot for the square footage so occupied plus sales tax.


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                           3. As consideration of the concession given by the
Landlord to the Tenant for warehouse space over the first five (5) year term, tenant shall pay Landlord the sum of $833.33 per month beginning January 1, 2006 plus applicable sales tax for a total of fifty thousand ($50,000) dollars last payment due on December 1, 2010.

                           4. During the term Lease and any extension thereof,
Tenant shall have the option to occupy additional space and/or warehouse space at the rates and terms then in effect subject to the availability and consent of the Landlord which shall be at his discretion. This provision shall in no way affect the Landlord's right to lease this additional space or allow the Landlord to have additional space unoccupied but planned for Landlord's own use or the potential use of a future Tenant.

         3.       RENT AND COMMON AREA MAINTENANCE:

                  A. RENT. During the Lease term, Tenant shall pay as the Rent for the "Office Space" of the Premises ("Rent") $155,622.00 for first year ( $9.25 per sq. ft. rent, 16,824 sq. ft.) and as Common Area Maintenance ("CAM") = $7.50 per sq. ft. for a total of $281,802 yearly and , "Warehouse Space" of Premises ("Rent") $77,386.50 for first year ( $4.50 per sq. ft. rent, 17,197 sq. ft.) and as Common Area Maintenance ("CAM") = $6.50 per sq. ft. for a total of $189,167.00 yearly with an aggregate of "Office Space" and Warehouse Space"of $470,969.00 and with a monthly base rent of $39,247.42, inclusive of CAM, plus the legally applicable sales tax (6%), being payable in advance without demand, set off or deduction, on or before the first day of each month. The first month's rent of $39,247.00 is payable fifteen (15) days prior to tenant moving in. The five thousand (5,000) square foot warehouse will continue at the rate of the original lease until September 1, 2004 subsequent to which it will increase to $4.50 per square feet rent plus $6.50 CAM, a sum of $11.00 per square foot or $55,000 per year plus sales tax.

         Common Area Maintenance shall include all utilities and real estate taxes.

                  E.       RELATED PROVISION.

                           1. Tenant covenants and agrees to pay a late charge
for any payment of Rent not received by Landlord on or before the fifth day of each month and for any other payment, such as Additional Rent, not received by Landlord on or before the date when same is due. Said late charge shall be computed from the firth day of the month in the case of Rent and from the Date when same is due in the case of Additional Rent. The amount of the late charge shall be an amount equal to the interest accruing on the sum(s) outstanding, with such interest commencing on the dates aforesaid, ending on the date of receipt of the sum(s) by Landlord, and having a rate equal to the highest nonusurious rate permitted under applicable law or five (5%) percent of the total amount of Rent and/or Additional Rent not paid timely, whichever is higher. In the event any late charge is due to Landlord, Landlord shall advise Tenant in writing and Tenant shall pay said late charge to Landlord on the earlier of (i) five days following receipt of Landlord's written notice, or (ii) along with, and in addition to, the next payment of Rent. The 5,000 square foot area shall be defined as "Existing Warehouse Space". commencing January 1, 2006, Existing Warehouse Space will be consolidated under Warehouse Space and charged under total monthly rent inclusive of utilities, CAM and real estate taxes.

                           2. All sums due and payable pursuant to the terms and

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provisions of this Lease shall be paid by Tenant without offset, demand or other credit, and shall be payable only in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. All sums payable by Tenant hereunder by check shall be drawn on a financial institution located in the United States of America. If any check given by Landlord by, or on behalf of, Tenant is not honored for any reason whatsoever by the banking entity upon which the same is drawn,, Tenant shall pay to Landlord, on demand, a service charge not to exceed $100.00. The Rent and Additional Rent shall be paid by Tenant at the Rent
Payment Location of Landlord's Office or elsewhere as designated by Landlord in writing to Tenant.

                           3. If Tenant's possession of the Premises commences on any day other than the first day of the month, Tenant shall occupy the Premises under the terms of this Lease and the pro rata portion of the Rent shall be paid by Tenant; provided, however, that in such an event the Lease Commencement Date, for the purposes of this Lease, shall be deemed to be the first day of the month immediately following the month in which possession is given.

                  C. Tenant may use gas lines which are present in the building. Landlord will bill back Tenant each month for the portion of Tenant's use. Upon request, Tenant will be given copies of gas company invoices to support prorated invoicing from Landlord.

                  D. The lease for warehouse space which expires on September 1, 2004 and the new square footage of warehouse space of 17, 197 square feet as indicated on Exhibit C will be incorporated into this lease. The agreement on the balance of the warehouse space, 12,197 square feet can begin at Landlord's discretion if the space has been vacated by prior Tenants between August 1, 2004 and August 14, 2004 and no later than September 1, 2004; however, if the warehouse space is available, Tenant may occupy warehouse space prior to September 1, 2004 as set forth in paragraph (2)(A)(2). Tenant will pay Landlord on September 1, 2004 without regard as to whether the move in has been completed. There will only be CAM charge from this date to January 1, 2006. The current CAM charge is $6.50 per square foot for a total of $79,280.50 annually plus a six (6) percent sales tax totaling $84,037.35. The current monthly rate is $7,003.11 inclusive of sales tax and current CAM charge. The CAM charge is SUBJECT TO CHANGE at the Landlord's discretion if there is an increase in expenses.

                           i. If Tenant, with Landlord's approval, moves into at
least fifty (50%) percent of the office space prior to January 1, 2006, then in that event, Tenant shall be deemed to have fully occupied the leased premises and full rent; plus full CAM and sales tax and all other rent obligations shall commence and be due and owing as of that date.

                           ii. Landlord will notify Tenant of any increase in
CAM and will provide Tenant with documentation in support of such increases.

                  E. Landlord will maintain the current capacity of utilities required to provide adequate resources for the building. Tenant is responsible for all costs related to increasing the current capacity if so required for Tenant's occupancy and/or equipment to include but not limited to electricity and water. All plans, units or other needed to increase the utility capacity of the building must be approved by Landlord prior to installation and subsequent to installation.

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                  4.       SECURITY DEPOSIT: Tenant, concurrently with the
execution of this Lease, shall deposit with Landlord the sum of $78,494.00 and $833.33 for the concession of rent charge, less a credit for the $4,416.67 previously deposited, totaling $74,911.50 as the security deposit ("Security Deposit") hereunder. This sum will be retained by landlord as security for the payment by Tenant of all Rent, including Additional Rent, and for the faithful performance by Tenant of all the other terms and conditions of this Lease. In the event Tenant fails to faithfully perform the terms and conditions of this Lease, Landlord, at Landlord's option, may at any time apply the Security Deposit or any part thereof toward the payment of the Rent and/or Additional Rent and/or toward the performance of Tenant's obligations under this Lease; in such event, within five (5) days after notice, Tenant will deposit with Landlord cash sufficient to restore the Security Deposit to its original amount. The Security Deposit is not liquidated damages. Landlord will return the unused portion of the Security Deposit to Tenant within twenty (20) days after the Expiration Date if Tenant is not in violation of any of the provisions of this Lease. Landlord may (but is not obligated to) exhaust any or all rights and remedies against Tenant before resorting to the Security Deposit. Landlord will not be required to pay Tenant any interest on the Security Deposit nor hold same in a separate account. If Landlord sells or otherwise coveys the Premises, Landlord will deliver the Security Deposit or the unapplied portion thereof to the new owner. Tenant agrees that if Landlord turns over the Security Deposit or the unapplied portion thereof to the new owner, Tenant will look only to the new owner and not to Landlord for its return upon expiration of the Lease Term.

                  5.       USE:

                           (D) Tenant will use and occupy the premises solely
for the offices and call center operation of the business of distribution of, but not limited to, gold, diamonds, luxury goods, jewelry, pens, sunglasses, watches, bags or any other related products, plus storage, fragrances and personal accessories. Further, it is acknowledged between Landlord and Tenant that the Tenant shall not use the premises for any other reason, without Landlord's approval which approval shall not be unreasonably withheld, conditioned or delayed. Tenant acknowledges that its type of business, as above specified, is a material consideration for Landlord's execution of this Lease. Tenant will not commit waste upon the Premises nor suffer or permit the Premises or any part of them to be used in any manner, or suffer or permit anything to be done in or brought into or kept in the Premises, which would: (i) violate any law or requirement of public authorities, (ii) cause injury to the Premises or any part thereof, (iii) interfere with the normal operations of HVAC, plumbing or other mechanical or electrical systems of the Premises or the elevators installed therein, if any (iv) constitute a public or private nuisance, or (v) alter the appearance of the exterior of the Building or of any portion of the interior other than the Premises pursuant to the provisions of this Lease. Tenant agrees and acknowledges that Tenant shall be responsible for obtaining any special amendments to the certificate of occupancy for the Premises and/or the Building and any other governmental permits, authorizations or consents required solely on account of Tenant's particular and specific manner of use of the Premises.

                           (B) Tenant understands and agrees that the entire
building is a smoke free building and there are designated areas located on the outside of the building and the rear of the building as smoking areas. Tenant understands and agrees that there is no smoking at the front of the building. Tenant will instruct all employees to use designated smoking areas located on

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the outside and rear of building. Tenant will instruct employees to dispose of cigarette butts in designated disposal receptacles. Tenant further understands and agrees that the entire building is drug (i.e. illegal narcotics) and alcohol free and, therefore, if Tenant or any of its employees is in possession of same, then Tenant has five (5) days to cure by reporting to authorities and taking corrective measures.

                  6. TENANT'S ALTERATIONS: During the Lease Term, Tenant will make no alterations, additions, renovations or improvements in or to the Premises, of any kind or nature, without approval by Landlord, which approval will not be unreasonably withheld. Notwithstanding the foregoing, Tenant may add computer and/or telecommunications equipment at any time without notice to or consent from Landlord, provided such additional equipment does not exceed Tenant's existing "Computer Room" space and existing power capacity, and provided such additions will not materially adversely affect any other Tenants use of the property or the Landlord's use of the property.

                           i. Tenant has been informed and understands that the
stand alone Liberts air conditioning units in the existing "Computer Room" are the property of the Landlord's Tenant, Mayors Jewelers, and understands that upon Mayors Jewelers vacating the premises, their equipment will be removed. Tenant shall provide if needed at its discretion additional air conditioning at their own expense. In addition, Landlord shall permit the Tenant to erect a fence or wall around the premises, at Tenant's expense and upon written request to Landlord. Tenant shall submit to Landlord detailed drawings and plans of the proposed fence at the time of Tenant's written request. Tenant shall expeditiously and timely apply for and obtain appropriate permitting to construct such a fence, and any other related items in this area. Tenant shall provide copies of any and all work permits, requisite workers compensation documents and insurance contracts (which shall include Landlord as lost payee) to Landlord's Office prior to Tenant commencing the construction of the fence. Further, Tenant shall provide to Landlord copies of any and all approved completed work permits at the conclusion of said renovation.

                  A. RENOVATIONS. All renovations must be approved by the landlord within seven (7) days. Tenant is required to acquire all relevant permits and or approval by the City of Sunrise prior to the start of renovations. Tenant is exclusively responsible for any renovation, construction, plans, permits, architectural costs, contractors, or other necessary to complete the renovation.

                           1. Tenant will provide to Landlord proof of insurance
and workers compensation protection with IBB Realty LLC, Inc. and IBB USA, Inc. as co-insured.

                           2. If Tenant must use Landlord's name to acquire
requisite permits, Tenant will be responsible for all fees associated with the renovation.

                           3. Tenant may change the monument in front of the
building to include Odimo's name after current tenant (Mayor's) vacates the premise. All changes to the monument, including the initial change to add Odimo's name will be done at the tenant's expense. Landlord will be provided the ability to pre-approve both the changes on the monument and the maker of the monument.

         7.       REPAIRS AND MAINTENANCE:

                  A. TENANT'S RESPONSIBILITIES. During the terms of the Lease, Tenant will repair and maintain the following at Tenant's expense:

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                           (1) The overhead dock doors and the alarm, sprinkler,
and racking system, fork lifts and any other related items in this area. Any damages to said items by Tenant shall be repaired by Tenant within a reasonable time. If the damages are not repaired by Tenant within a reasonable time, then the Landlord will repair any and all damages and charge back the expense of same to the Tenant. Tenant is responsible for all lights, ballasts and bulbs if and as they need to be replaced. Tenant must dispose of bulbs, lights or ballasts in a manner compliant with any municipal, local state or other regulations.

                           (2) The repair and maintenance of the concrete floor
and carpet shall be performed by Tenant at its expense if damaged by Tenant, normal wear and tear excepted. Any carpet that needs to be disposed as a result of damage by Tenant will be disposed of properly by Tenant and at the expense of Tenant.

                           (3) All other personal property, improvements,
fixtures or other areas of the Premises. Those items to be repaired and maintained by Tenant include, but are not limited to, the following: (a) fence
(b), racking system (c) windows (d) cubicle (e) office furniture (f) walls and
(g) ceiling tiles. For the aforesaid items, Landlord may elect, with Tenant's approval (which approval will not be unreasonably withheld) to maintain and repair same at Tenant's expense and Tenant will be billed for same as Additional Rent.

                           (4) REPAIRS AND MAINTENANCE; MISCELLANEOUS.
Notwithstanding any of the provisions of this section to the contrary, or in addition to such provisions, Landlord shall have no responsibility to repair or maintain the Premises, but is obligated to maintain structure, MEP and balance of building and common areas, any of its components, the common areas (if any), or any fixture, improvement, trade fixture, or any item of personal property contained on or about the Premises or its common areas, if any, if such repairs or maintenance are required because of the occurrence of any of the following:
(i) the misuse, improper conduct, negligent omission or neglect of Tenant or Tenant's Agents, or (ii) the conduct of business in the Premises. Should Landlord elect to make repairs or maintenance occasioned by the occurrence of any of the foregoing, Tenant shall pay as Additional Rent all such reasonable costs and expenses incurred by Landlord. Landlord or Governmental Authority shall have the right to approve in advance all work, repair, maintenance or otherwise to be performed under this Lease by Tenant and all of Tenant's repairmen, contractors, subcontractors and suppliers performing work or supplying materials. Tenant shall be responsible for all permits, inspections and certificates for accomplishing the above. Tenant shall obtain lien waivers for all work done in or to the Premises. Landlord shall be responsible for the light fixtures and the bulbs. Tenant may install any additional air conditioner units as desired with all costs to be paid by Tenants including all permits necessary to complete the installation, any and all repairs, maintenance and installation.

                  8. CAFETERIA: Landlord shall permit the Tenant to use the cafeteria on the Premises by its employees, provided the Landlord, at its sole discretion, operates and/or maintains the cafeteria. In addition, Tenant's employees are not required to purchase meals from Cafeteria but may bring their own food and beverage and use Cafeteria premises.

                           Tenant may utilize such existing lockers as are
available adjacent to the Cafeteria. If the number of lockers are insufficient for Tenant's needs or not available, Landlord will permit Tenant use of available wall space in the Cafeteria and Tenant may install its own lockers at

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Tenants expense. However, the only wall that the Tenant shall be allowed to add additional locker space would be the wall where the existing lockers are presently placed and shall not utilize any other wall space other than that wall so designated as locker space.

                  9. ACCESS TO BUILDING: Hours of building operation for Tenant are Monday-
Friday from 7:30 am to 6:30 pm. If Tenant needs to enter the premises when not open for business, Tenant must give Landlord forty-eight (48) hours notice of the required use and reimburse Landlord for the security related to same or alternatively shall provide a detailed schedule at time of possession, the costs of security in excess of the hours of Monday through Friday 7:30 a.m. to 6:30 p.m. shall be tenants responsibility. Tenant shall have use of one of Landlord's compactors for its garbage. Tenant will maintain and pay for all garbage removal at its own expense. Any repairs or damage to compactor is the responsibility of the Tenant at the execution of this document. Further, Tenant shall have use of all bathroom facilities on the first and second floor common areas, as well as use of the cafeteria as mentioned herein. All of Tenant's employees shall have picture ID card access to the building, with restricted access to tenants areas on each floor. Tenant shall bear the responsibility for the cost of the ID Badges used by their employees and visitors, and shall reimburse the Landlord for the cost of the access cards given to their employees, alternatively, Tenant may elect to purchase access cards directly from ADT or other security company as provided by Landlord. Additionally, Tenant shall be responsible for collecting the access cards and badges from their employees upon the termination of any employees' work at the premises. Visitors and employees of Tenant shall be permitted to use the front entrance in the lobby of the building and will be provided by the receptionist employed at the expense of the Landlord with ID Badges for their Visitor Badges for visitors.

                           (a) Tenant understands that under no circumstances
can any employee, officer or director of their company carry any weapons of any nature whatsoever in or upon the premises and the only weapons to be allowed in the premises are by licensed armed security guards at the Landlord's sole discretion.

                           (b) Reception in the lobby will direct Tenant's
visitors to a telephone that will be used to reach Tenant's receptionist. All visitors must sign in and show photo identification. Visitors badges will be issued by front receptionist however Tenant must provide all such badges to be utilized. Tenant and or there assigns must escort all visitors in and out of the building.

                           (c) With Landlord's permission, tenant may use back
entrance to the second floor of the building when the second floor is fully occupied with card access so long as it is available and does not interfere with any other tenant occupying the space including Landlord, and Landlord's associates and may revoke this privilege at Landlord's sole discretion if it conflicts with any Tenant or Landlord's business enterprise. With Landlord's permission, tenant may use the back entrance on the first floor to exit and enter as long as tenant has a security guard present which Tenant will be responsible to pay for.

                                    (i) In the event the Tenants use of this
first floor becomes a security problem to the Landlord or the Landlord's Tenants, then the Landlord shall give the Tenant thirty (30) days to cure said security breach, in the event such breach is not cured within the thirty day period, then the Landlord has the right to revoke this privilege.


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                           (d) In the event of an emergency, Tenant may access
the Premises by using either of the back entrances via ID card access. If Tenant is unable to access the premises via ID card, then Tenant will notify Landlord's security personnel via telephone who will respond as promptly as possible to provide Tenant with access to the Premises. Tenant will reimburse Landlord for the cost of the security personnel.

                           (e) In the event of an evacuation due to a natural
disaster, Landlord will cooperate with Tenant as necessary to enable Tenant to implement Tenant's disaster recovery procedures in a timely manner.

                           (f) Alarms

                                    1. Tenant may use existing in place alarm
systems. Any and all additions to the alarm system must be paid by tenant, as well as any repairs.

                                    2. Landlord has a service and monitoring
agreement with ADT and all expenses incurred outside of those covered by the agreement will be paid by Tenant.

                                    3. Tenant will reimburse Landlord on a
quarterly basis for monitoring any system Tenant chooses to utilize.

                                    4. Tenant with Landlord's consent may add to
Landlord's access control system and pay for equipment, installation and maintenance. Tenant will reimburse Landlord for all access cards.

                  10. PARKING: Tenant shall be entitled to the right and access to utilize all four hundred twenty one (421) non-reserved parking spaces currently available at the building on a first come first serve basis. Tenant will receive three (3) reserved spots under the canopy and two (2) next to canopy when they completely move in and twelve (12) additional reserved spots in front of the building when completely moved into the first floor by September 1, 2004. Tenant's employees may not park in the IBB employee of the month parking space, visitors, reserved parking spaces nor other tenants reserved spaces. As reserved parking spaces in front of the building but outside the canopy become available and are not otherwise taken by Landlord for its exclusive use, Landlord will offer such available reserved parking spaces to Tenant for Tenant's own use. Such reserved parking spaces are not in addition to the 12 reserved spaces already allocated to Tenant under the Lease, but will replace the equivalent number of Tenant's existing reserved parking spaces.

                  11. BACK-UP GENERATORS: Landlord and Tenant acknowledge that there are building shares back-up generators that may be provided for the benefit of the Tenant upon consent by Landlord, which consent shall not be unreasonably withheld. Landlord shall be responsible for maintaining the generators, however, Landlord shall have no liability and responsibility in the event the generators fail, or for any loss of any type occurs to the Tenant, including but not limited to, theft, vandalism, loss of business opportunity or damage to goods.

                  12. OPTION: Tenant shall notify the Landlord fourteen (14) months prior to the termination of the Lease of any intent to extend the lease.


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Tenant shall have the right to a five year option. The extension shall include a six percent (6%) increase to the base rent for the first 2.5 years and an additional increase of six percent (6%) for the second 2.5 years for a total increase of twelve percent (12%) of the base rent over the life of the extension. If meaningful negotiations of the lease do not occur prior to eighteen (18) months before termination of the lease, Landlord shall be free to show the property as long as it does not interfere with the business of the Tenant.

                  13. TERMINATION OF LEASE: Tenant agrees upon the termination of this Lease to return leased premises in clean, broom-swept condition, free of all debris and personalty of the Tenant. Any renovations done to the premises by Tenant, such as the erection of a fence, walls, mezzanine and installation of any racks, shall be inspected by the Landlord and at Landlord's discretion shall be removed by Tenant at Tenant's expense and that part of the premises shall be returned to its original position unless otherwise approved by Landlord.

                  14. TELECOMMUNICATIONS:

                           A. TENANT'S RESPONSIBILITY. Tenant is responsible for
the maintenance, service and installation of any telecommunications and/or computer equipment required by Tenant in connection with the operation of Tenant's business (such as the requisite telephone lines). It is Tenant's sole responsibility to obtain all of the necessary equipment and/or materials related to the operation of a telephone system and, in this event, Tenant shall be solely responsible for the maintenance, service, installation and any other related activity on the telephone system, including any and all expenses related to such operation. Tenant agrees that to the extent that any such services are interrupted, curtailed, or discontinued, Landlord shall have no obligation or liability with respect thereto and shall be the sole obligation of the Tenant to obtain substitute service at their expense.

                           Tenant will have telecommunications and computer
service completely independent and separate from those facilities used by Landlord and/or other Tenants in the Building. Landlord neither has the right or ability to disrupt service provided that the Tenant is not in breach of this Lease Agreement. Only in case of emergency and with prior consent of Tenant which shall not be unreasonably withheld, may the Landlord, interrupt service to Tenant and only for such time as absolutely necessary to carry out such emergency service

                           B. LIABILITY FOR EQUIPMENT INTERFERENCE. In the event
that telecommunications equipment, wiring and facilities or satellites and antenna equipment of any kind within the Premises, on the roof, or elsewhere within or on the Premises or Building, if installed by Tenant, causes interference to equipment used by another party, Tenant shall assume all liability related to such interference. Tenant shall use reasonable efforts, and shall cooperate with Landlord and other parties to promptly eliminate such interference. If such interference persists, Tenant shall discontinue the use of such equipment, and at Landlord's discretion, remove such equipment. Tenant agrees, to, and shall, indemnify and hold Landlord harmless from any liabilities and/or claims against Landlord resulting from such interference.

                  15. ASSIGNMENT AND SUBLETTING:

                           A. GENERAL. Tenant agrees not to assign, mortgage,
hypothecate, pledge, or encumber this Lease, or any part thereof, or sublet the

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Premises, or any part thereof, or permit the Premises, or any part thereof, to be used or occupied by others, intentionally or by operation of law. Any of same, or attempt of same, is a material default hereunder and is null, void and of no force or effect whatsoever.

                  16.      TENANT'S INSURANCE COVERAGE:

                           A. GENERAL. Tenant agrees that, at all times during
the Lease Term (as well as prior and subsequent thereto if Tenant or any of Tenant's Agents should then use or occupy in any way any portion of the Premises), it will keep in force, with an insurance company licensed to do business in the State of Florida, and at least A-rated in the most current edition of Best's Insurance Reports and otherwise acceptable to Landlord, (i) without deductible, insurance coverage of no less than the amount and type of coverages as follows: General Comprehensive Liability Insurance: $1,000,000.00 per occurrence and $6,000,000.00 aggregate, with copies of the insurance contracts forwarded to Landlord's Office upon the execution of this Lease. Such policies will: (i) include Landlord, Landlord and such other parties as Landlord may reasonably designate as additional insureds and loss payees, (ii) be considered primary insurance, (iii) include within the terms of the policy or by contractual liability endorsement coverage insuring Tenant's indemnity obligations to Landlord, and (iv) provide that it may not be canceled or changed without at least thirty (30) days prior written notice form the company providing such insurance to each party insured thereunder, with a copy of such notice to Landlord at Landlord's office located at IBB Realty, LLC, 14051 NW 14th Street, Sunrise, Florida 33323 The failure of Tenant to obtain and/or maintain any insurance policy required hereunder shall be a defense for Landlord to any claim that would have been covered by such policy. If Tenant fails to obtain and/or maintain any insurance policy required hereunder the Landlord shall have the right, but not the obligation, to obtain such policy at Tenant's expense. Tenant shall pay all premiums and deductibles for the insurance policies required hereunder and all sums, if any, paid or advanced by Landlord to obtain or maintain such policies. If Landlord makes any payment of premiums or deductibles for the insurance required hereunder, Tenant agrees that it shall make immediate payment for all such amounts to Landlord upon demand.

                           B. EVIDENCE. The insurance coverages to be provided
shall be for a period of not less than one year. At least fifteen (15) days prior to the expiration of any policy, Tenant will deliver to Landlord such original certificates as will evidence a paid renewal or new policy to take the place of the one expiring.

                  17.      SUBROGATION:

                           A. GENERAL. Each party will look first to any
insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Tenant hereby waives and releases all rights of subrogation under Tenant's insurance policies discussed hereinabove and Tenant will cause each such insurance policy to be properly endorsed to evidence such waiver and release of subrogation in favor of Landlord.

                           B. EXCLUSIONS. Tenant acknowledges that Landlord will
not carry insurance on improvements, furniture, furnishings, trade fixtures, equipment installed in or made to the Premises by or for Tenant, and Tenant agrees that Tenant, and not Landlord, will be obligated to repair any damage thereto or replace the same.

                          Page 10 of 24 _______/_______

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                  18.      DAMAGE OR DESTRUCTION BY CASUALTY:

                           A. RIGHT TO TERMINATE. If by fire or other casualty the Premises are damages or destroyed to the extent of twenty-five (25%) percent or more of the replacement cost thereof, or the Building is damaged or destroyed to the extent of twenty-five (25%) percent or more of the replacement cost thereof, Landlord or Tenant will have the option of terminating this Lease or any renewal thereof by serving written notice upon the other party within sixty (60) days from the date of the casualty and any prepaid Rent or Additional Rent will be prorated as of the date of destruction and the unearned portion of such Rent will be refunded to Tenant without interest. Landlord or Tenant may terminate this Lease if it is estimated by a contractor chosen by Landlord that restoration of the Premises will take longer than 90 days from the date of the casualty or damage, with such estimate to be in writing and provided to Tenant within 30 days from the date of the casualty or damage to the Premises.

                           B.       OBLIGATION TO RESTORE: If by fire or other
casualty, either the Premises or the Building is destroyed or damaged, then Landlord will have the responsibility to restore the Premises.

                           C.       RENT ADJUSTMENTS. In the event of
restoration by Landlord, all Rent and Additional Rent paid in advance shall be apportioned as of the date of damage or destruction and all such Rent and Additional Rent as above described thereafter accruing shall be equitably and proportionately adjusted according to the nature and extent of the destruction or damage, pending substantial completion of rebuilding, restoration or repair. In the event the destruction or damage is so extensive as to make it unfeasible for Tenant to conduct Tenant's business in the Premises, Rent under this Lease will be completely abated until the Premises are substantially restored by Landlord, or until Tenant resumes use and occupancy of the Premises, whichever shall first occur. Landlord will be liable for any damage to, or any inconvenience or interruption of, the business of Tenant or any of Tenant's Agents occasioned by fire or other casualty.

                           D.       QUALIFICATIONS. Said restoration, rebuilding
or repairing will exist and will be at Landlord's sole cost and expense, subject to the availability of applicable insurance proceeds Landlord shall have no duty to restore, rebuild or replace Tenant's personal property and trade fixtures. Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Section to repair or restore any portion of the alterations, additions or improvements in the Premises or the decorations thereto except to the extent that such alterations, additions, improvements and decorations are equivalent to the standard tenant improvements then offered in the Premises on the Commencement Date. When the restoration, rebuilding or repair described herein has been completed by Landlord, Tenant, at Tenant's expense, shall complete the restoration of all improvements which are necessary to restore the Premises to its condition existing immediately prior to the fire or other casualty, and shall complete the restoration of Tenant's furniture, equipment and fixtures. Notwithstanding anything to the contrary in this Lease, Landlord's obligation(s)(s) to repair, rebuild or restore the Premises shall exist (i) only to the extent of insurance proceeds received by Landlord in connection with the condition or event which gave rise to Landlord's obligation to repair, rebuild or restore and/or (ii) only so long as the area unaffected by the casualty may, as determined by Landlord using reasonable business judgment, be restored as a profitable, self-functioning unit.

                  19.      CONDEMNATION AND EMINENT DOMAIN:

                          Page 11 of 24 _______/_______

                           A.       ABSOLUTE RIGHT TO TERMINATE. If all or a
substantial part of material portion of the Premises or the Building are taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by purchase in lieu thereof, and the taking would in Tenant's, Landlord's reasonable judgment, prevent or materially interfere with the use of the Premises for the purpose for which they are then being used, this Lease will terminate and the Rent and Additional Rent will be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant will have no claim to Landlord's the condemnation award.

                           B.       OBLIGATION TO RESTORE. In the event an
immaterial part of the Premises or the Building is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in subsection above, Landlord will at Landlord's expense, restore the Premises to the extent necessary to make them reasonably tenantable, provided that condemnation proceeds are available to pay the full amount of such restoration. The Rent and Additional Rent payable under this Lease during the unexpired portion of the Lease Term shall be adjusted to such an extent as may be fair and reasonable under the circumstances proportionate as to space taken. Tenant shall have no claim to the condemnation award with respect to the leasehold estate but, in a subsequent, separate proceeding, may make a separate claim for trade fixtures installed in the Premises by and at the expense of Tenant and Tenant's moving expense. In no event will Tenant have any claim for the value of the unexpired Lease Term.

                           C.       QUALIFICATIONS. Notwithstanding the
foregoing, Landlord's obligation to restore exists (i) only if and/or to the extent, that the condemnation or similar award received by Landlord is sufficient to compensate Landlord for its loss and its restoration costs and/or
(ii) the area unaffected by the condemnation or similar proceeding may, as determined by Landlord's reasonable business judgment, be restored as a profitable, and self functioning unit.

                  20.      LIMITATION OF LANDLORD'S LIABILITY: INDEMNIFICATION:

                           A.       PERSONAL PROPERTY. All personal property
placed or moved into the Premises will be at the sole risk of Tenant. Landlord will not be liable to Tenant or others for any damage to person or property arising from environmental concerns, theft, vandalism, HVAC malfunction, the bursting or leaking of water pipes, any act or omission of any co-tenant, subtenant or occupant of the Building (if same is allowed under this Lease with the Landlord's prior consent) or of any other person, or otherwise.

                           B.       LIMITATIONS. Notwithstanding any contrary
provision of this Lease, Tenant's sole right and remedy in any action or proceeding concerning Landlord's reasonableness (where the same is required under this Lease) will be an action for declaratory judgment and/or specific performance.

                           C.       INDEMNITY. Tenant agrees to indemnify,
defend and hold harmless Landlord and its agents from and against all claims, causes of actions, liabilities, judgments, damages, losses, costs, and expenses, including reasonable attorneys fees (at the pretrial, trial and appellate levels and proceedings, including bankruptcy proceedings) incurred or suffered by Landlord and arising from the use of the Premises or any acts, omissions,

                          Page 12 of 24 _______/_______
neglect or fault of Tenant or any of Tenant's Agents, including, but not limited to, any breach of this Lease or any death, personal injury or property damage occurring in or on the Premises or arising from environmental concerns. Tenant shall promptly notify Landlord of any claim or litigation to which the indemnity set forth herein applies. Tenant agrees to defend all actions to which such indemnity applies and to conduct the defense thereof at its expense and by qualified counsel, which counsel shall be reasonably satisfactory to the Landlord. Tenant will reimburse Landlord upon request for all costs incurred by Landlord in the interpretation and enforcement of any provisions of this Lease and/or the collection of any sums due to Landlord under this Lease, including collection agency fees, and reasonable attorneys fees and costs, regardless of whether litigation is commenced, and through all appellate actions and proceedings, including bankruptcy proceedings, if litigation is commenced. The provisions of this Section shall survive the expiration or sooner termination of this Lease.

                  21. COMPLIANCE WITH LAWS AND PROCEDURES:

                           A.       COMPLIANCE. Tenant, at its sole cost, will
promptly comply with all applicable laws, guidelines, rules, regulations and requirements, whether of federal, state or local origin, applicable to the Premises, including, but not limited to, the Americans with Disabilities Act, 42 U.S.C. 12101 et seq., and those for the correction, prevention and abatement of nuisance, unsafe conditions, or other grievances arising from or pertaining to the use or occupancy of the Premises.

                           B.       RADON. In accordance with Florida Law, the
following disclosure is made:

                  RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State Guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health unit.

                  22. RIGHT OF ENTRY: Upon 24 hours notice or reasonable notice under the circumstances, Landlord and its Agents will have the right to enter the Premises during all reasonable hours to make necessary repairs to the Premises or correct building code violations, whether or not cited by governmental authorities. In the event of an emergency, Landlord or its agents may enter the Premises at any time, without notice, to appraise and correct the emergency condition. Said right of entry will, after reasonable notice, likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this Lease. Subject to notice to Tenant, Landlord or its agents will have the right to exhibit the Premises to prospective tenants, at any time, within ninety (90) days before the Expiration Date of the Lease.

                  23. DEFAULT:

                           1.       EVENTS OF DEFAULT BY TENANT. If (1) Tenant
vacates, abandons or surrenders all or any part of the Premises prior to the Expiration Date; or (2) Tenant fails to fulfill any of the terms or conditions of this lease, including but not limited to, the timely payment of rent; or (3) the appointment of a trustee or a receiver to take possession of all or substantially all of Tenants assets occurs, or if the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease, occurs; or (4) Tenant or

                          Page 13 of 24 _______/_______
any of its Successors or assigns or any guarantor of this Lease ("Guarantor") should file any voluntary petition in bankruptcy, reorganization or arrangement, or an assignment for the benefit of creditors or for similar relief under any present or future statute, law or regulation relating to relief of debtors; or
(5) Tenant or any of its successors or assigns or any Guarantor should be adjudicated bankrupt of have an involuntary petition in bankruptcy, reorganization or arrangement filed against it; or (6)Tenant shall permit, allow or suffer to exist any building code violation, lien, judgment, writ, assessment, charge, attachment or execution upon landlord OR Tenant's interest in this Lease or the Premises, and/or the fixtures, improvements and furnishings located thereon which is not removed, bonded or satisfied within 30 days after receipt of notice by Landlord or time of compliance required by creditor of governmental authority, whichever is less; or (7) Tenant is dispossessed from the Premises (other than by Landlord) by process of law or otherwise; or (8) Tenant holds over the Premises after the Expiration Date without Landlord's prior written consent, which may be withheld in Landlord's sole discretion; or
(9) Tenant vacates or abandons the Premises or permits the same to be empty and unoccupied; the Premises shall be deemed to have been abandoned if Tenant fails to carry on its business at the Premises for a period of seven consecutive days or fourteen days in any thirty day period; or (10) Tenant removes, attempts to remove, or manifests an intent to remove Tenant's property from or out of the Premises other than in the ordinary and usual course of business without having first paid and satisfied Landlord for all Rent and Additional Rent which may become due during the entire Lease Term; or (11) this Lease or the interest or estate of Tenant hereunder shall be transferred to, pass to, or devolve to or on any other person or entity in contradiction to the manner permitted under this Lease; or (12) Tenant violates any of the covenants or restrictions set forth in the rules and regulations which may, from time to time, be promulgated by Landlord with reference to the Premises, or any portion thereof, or the Building, then Tenant shall be in default hereunder. In the event of a default under this Lease, Landlord may pursue any remedies provided by law or equity and/or the remedies provided in this Lease. If Tenant shall fail to pay any sums of money, other than Rent, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant's part to be made or performed as provided for in this Lease. All sums so paid by Landlord and all of Landlord's incidental costs shall be deemed Additional Rent hereunder and shall be payable to Landlord upon demand.

                           2. TENANT'S GRACE PERIOD. Tenant shall have a period
of twenty (20) days to cure a default under this Lease (other than a default for nonpayment of Rent on the due date, or for failure to comply with the terms of Sections 20 and 21 of this Lease, in which case there shall be a 5 day grace period) after notice from Landlord specifying the nature of such default. This grace period shall be extended if the default is of a nature that it cannot be completely cured within said twenty (20) day period and steps have been diligently commenced and continuously pursued in good faith by Tenant to cure or remedy the default within such fifteen day period. If the default is not cured after the expiration of the grace period, then Landlord may pursue any remedies provided by law or equity and/or the remedies provided in this Lease.

                           3. LANDLORD'S DEFAULT. If Tenant asserts that
Landlord has failed to meet any of its obligations under this Lease, Tenant shall provide written notice ("Notice of Default") to Landlord specifying the alleged failure to perform, and Tenant shall send by certified mail, return receipt requested, a copy of such Notice of Default to any and all mortgage holders, provided that Tenant has been previously advised of the addressee(es) of such mortgage holder(s). Landlord shall have a twenty day period after receipt of the Notice of Default in which to commence curing any non-performance

                          Page 14 of 24 _______/_______
by Landlord, and Landlord shall have as much time thereafter to complete such cure as is necessary so long as Landlord's cure efforts are diligent and continuous. If Landlord has not begun the cure within twenty days of receipt of the Notice of Default, Landlord shall be in default under this Lease. If Landlord is in default under this Lease, then the mortgage holder(s), if any, shall have an additional forty-five day, after receipt of a second written notice from Tenant, within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary so long as their efforts are diligent and continuous.

                  24.      LANDLORD'S REMEDIES FOR TENANT'S DEFAULT:

                           A.       LANDLORD'S REMEDIES. If Tenant is in default
under this Lease, Landlord may, at its option, in addition to such other remedies as may be available under Florida Law:

                                    1. terminate this Lease and Tenant's right
of possession, and retake possession for Landlord's account; or

                                    2. Terminate Tenant's right of possession
without terminating this Lease, retake possession of the Premises for the Tenant's account, repair and alter the Premises in any manner as Landlord deems reasonably necessary or advisable, and relet the Premises or any part of it, as the agent of Tenant, for the whole or any part of the remainder of the Lease Term or for a longer period, if applicable or allowed, and Landlord may grant concessions or free rent or charge a higher rental than that reserved in this Lease. Out of any rent collected or received from Tenants or as a result of such reletting, Landlord shall pay to itself (a) all expenses of every nature which Landlord may incur such as (by way of illustration and not limitation) those for reasonable attorneys' fees, brokerage, advertising, and refurbishing the Premises in good order or preparing them for reletting, and (b) any balance remaining on account of the liability of Tenant for the sum equal to all Rent, Additional Rent and other charges due from Tenant through the Expiration Date. Should Landlord, pursuant to this Section, not collect rent which, after deductions is sufficient to fully pay to Landlord a sum equal to all Rent, Additional Rent and other charges payable through the Expiration Date, the balance or deficiency shall, at the election of Landlord, be paid by Tenant; or

                                    3. Stand by and do nothing, and hold the
Tenant liable for all Rent, Additional Rent and other charges payable under this Lease through the Expiration Date.

                           A.       EXERCISE OF LANDLORD'S REMEDIES.  If
Landlord does not notify Tenant which remedy it is pursuing, or if Landlord' notice to Tenant does not expressly state that Landlord is exercising its remedies under subsection (1) or subsection (3) above, then it shall be deemed that Landlord is pursuing the remedy set forth in subsection (2) above. If Landlord exercises option (1) or (2) above, Tenant agrees to immediately and peacefully surrender the Premises to Landlord; and if Tenant refuses to do so, Landlord may without further notice reenter the Premises either by force otherwise and dispossess Tenant, as well as the legal representative(s) of Tenant and/or other occupant(s) of the Premises, by summary proceedings or otherwise, and remove their effects.

                           B.       ACCELERATION.  If Landlord exercises the
remedies in subsection (2) or (3) above, Tenant shall immediately pay to Landlord as damages for loss of the bargain caused by Tenant's default, and not as a penalty, in addition to any other damages, an aggregate sum which

                          Page 15 of 24 _______/_______
represents the present value of the full amount of the Rent, Overhead Rent, Additional Rent and all other charges payable by Tenant hereunder that would have accrued for the balance of the Lease Term (present value shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of New York at the time of the award plus one percent (1%). If Landlord exercises the remedy in subsection (2) above, Landlord shall account to Tenant at the Expiration Date for amounts actually collected by Landlord as a result of a reletting, net of amounts to be paid to Landlord under subsection (2).

                  25. LANDLORD'S RIGHT TO PERFORM FOR TENANT'S ACCOUNT: If Tenant fails to observe or perform any term or condition of this Lease within the grace period, if any, applicable thereto, then Landlord may immediately or at any time thereafter perform the same for the account of Tenant. If Landlord makes any expenditure or incurs any obligation for the payment of money in connection with such performance for Tenant's account (including reasonable attorneys' fees and costs in instituting, prosecuting and/or defending any action or proceeding through appeal), the reasonable sums paid or obligations incurred, with interest at the lesser of eighteen percent (18%) per annum or the highest nonusurious rate permitted under applicable law, will be paid by Tenant to Landlord withing ten (10) days after receipt by Tenant of a bill or statement to Tenant. In the event Tenant, in the performance or non-performance of any term or condition of this Lease, should cause an emergency situation to occur or arise within the Premises, Landlord will have all rights set forth in this paragraph immediately without the necessity of providing Tenant any advance notice.

                  26.      LIENS:

                           A.       GENERAL. In accordance with the applicable
provisions of the Florida Mechanics Lien Law and specifically Florida Statutes,
Section 713.10, no interest of Landlord whether personally or in the Premises, or in the underlying land or Building of which the Premises are a part (if any), or the leasehold interest aforesaid shall be subject to liens for improvements made by Tenant or caused to be made by Tenant hereunder. Furthermore, Tenant acknowledges that Tenant, with respect to improvements to the Premises of this provision exculpating Landlord's liability for such liens.

                           B.       DEFAULT. Notwithstanding the foregoing, if
any mechanic's lien or other lien, building code violation, attachment, judgment, execution, writ, charge or encumbrance is filed against the Building or the Premises or this leasehold, or any alterations, fixtures or improvements therein or thereto, as a result of any work action or inaction done by or at the direction of Tenant or any of Tenant's Agents, Tenant will discharge same of record withing ten (10) days after the filing thereof, failing which Tenant will be in default under this Lease. In such event, without waiving Tenant's default, Landlord, in addition to all other available rights and remedies, without further notice, may discharge the same of record by payment, bonding or otherwise, as Landlord may elect, and upon request Tenant will reimburse Landlord for all costs and expenses so incurred by Landlord plus interest thereon at the lesser of: (i) the rate of eighteen percent (18%) per annum, or
(ii) the highest nonusurious rate permitted under applicable law.

                  27. NOTICES: Notices to Tenant under this Lease will be addressed to Tenant and mailed or delivered to Grace Arrascaeta at 14001 NW 4th Street, Sunrise, Florida 33325, or such other addresses as Tenant may designate from time to time, however, provided Tenant provides to the Landlord a written change of address sent Certified Mail Return Receipt Requested and more specifically, the building as accurately reflected in the footprint redlined attached hereto and made a part hereof as Exhibit "A". Notices to Landlord under the lease (as well as the required copies thereof) will be addressed to

                          Page 16 of 24 _______/_______

Landlord (and its agents, if any) and mailed or delivered to Landlord's Office or such other location as landlord may designate in writing from time to time. Notices will be personally delivered or given by registered or certified mail, return receipt requested. Notices delivered personally will be deemed to have been given as of the date of delivery and notices given by mail will be deemed to have been given forty- eight (48) hours after the time said properly addressed notice is placed in the mail. Each party may change its address from time to time by written notice given to the other as specified above.

                  28.      MORTGAGE; ESTOPPEL CERTIFICATE; SUBORDINATION:
                           Landlord
has the unrestricted right to convey, mortgage and refinance the Premises and/or Building, or any part thereof. Tenant agrees, within ten (10) days after notice, to execute and deliver to Landlord or its mortgagee or designee such instruments as Landlord or its mortgagee may reasonably require, certifying the amount of the Security Deposit and whether this Lease is in full force and effect, and listing any modifications. This Estoppel certificate is intended to be for the benefit of Landlord, any purchaser or mortgagee of Landlord, or any purchaser or assignee of Landlord's mortgage. The Estoppel certificate will also contain such other information as landlord or its designee, or Landlord may reasonably request. This Lease is and at all times will be subject and subordinate to all present and future mortgages or ground leases which may affect the Premises, Building and/or the parking area(s)/garage(s), and to all recastings, renewals, modifications, consolidations replacements, and extensions of any such mortgage(s), and to all increases and voluntary and involuntary advances made thereunder, The foregoing will be self-operative and not further instrument of subordination will be necessary, unless required by Landlord or any such ground or underlying Landlord's or mortgagees. Should Landlord or any ground or underlying Landlord's or mortgagees desire confirmation of such subordination, then Tenant within ten (10) days following Landlord's written request therefore, agrees to execute and deliver, without charge, any and all documents (in form reasonably acceptable to Landlord and such ground or underlying Landlord's or mortgagees) subordinating this Lease and the Tenant's rights hereunder. In the event that Tenant does not comply with foregoing in a timely manner, then Tenant does hereby constitute and appoint Landlord, irrevocably, as Tenant's attorney-in-fact, to execute any certificate for and on behalf of Tenant in order to effectuate a subordination of this Lease, in compliance with provisions of this paragraph and/or other applicable paragraph of this Lease, and Landlord may, at their option, execute and deliver any such certificate on Tenant's behalf.

                  29.      ATTORNMENT AND MORTGAGEE'S REQUEST:

                  A. ATTORNMENT. If any mortgagee of the Premises and/or Building comes into possession or ownership of the Premises, or acquires Landlord's interest by foreclosure of the mortgage or otherwise, upon the mortgagee's request, Tenant will attorn to the mortgagee.

                  B. MORTGAGE MODIFICATION. If a mortgage of the Building requests modifications to this Lease as a condition to disbursing any monies to be secured by the mortgage, Tenant agrees that within ten (10) days after request by the mortgagee, Tenant will execute, acknowledge and deliver to the mortgagee and agreement, in form and substance reasonably satisfactory to the mortgagee, evidencing such modifications, provided they do not increase Tenant's obligations under this Lease or materially and adversely affect the leasehold interest created by this Lease.

                  C. ESTOPPEL CERTIFICATE. Within five (5) business days after request by Landlord,

                          Page 17 of 24 _______/_______

Tenant shall execute (in recordable form) and deliver a certificate to Landlord or any proposed mortgagee or purchaser, together with a true and correct copy of this Lease, certifying (with such exceptions or modifications as may be the case): (i) that the Lease is in full force and effect without modification; (ii) the amount, if any, of prepaid Rent and security paid by Tenant to Landlord;
(iii) that to Tenant's knowledge Landlord has performed all of its obligations due to be performed under this Lease and that there are no defenses, counterclaims, deductions or offsets outstanding or other excuses for Tenant's performance under this Lease; and (iv) any other fact reasonably requested by Landlord or such proposed mortgagee or purchaser. Landlord my present to Tenant a form of such certificate, and Tenant's failure to properly execute and deliver such form of certificate, (with such exceptions or modifications noted therein as may be asserted by Tenant in good faith) within five (5) business days after request therefor shall be conclusive upon Tenant as to the truth of all statements contained therein as presented by landlord and may be relied on by any person holding or proposing to acquire an interest in the Lease, Premises, Building or any part thereof. Furthermore, Tenant's failure to execute such estoppel certificate within five (5) business days after Landlord's request therefor shall be an event of default under this Lease and Tenant will be liable for nay damages incurred by Landlord resulting from Tenant's failure to execute the estoppel certificate in a timely manner.

                  30. TRANSFER BY LANDLORD: If Landlord's interest in the Premises terminated by reason of a bona fide sale or other transfer, Landlord will, upon transfer of the Security Deposit to the new owner, thereupon be released from all further liability to Tenant under this Lease.


                  31.      SURRENDER OF PREMISES: HOLDING OVER:

                           A.       SURRENDER. Tenant agrees to surrender the
Premises to Landlord on the Expiration Date (or upon sooner termination of the Lease Term pursuant to other applicable provisions hereof) in as good condition as they were at the commencement of Tenant's occupancy, ordinary wear and tear excepted. At the expiration or termination of the Lease Term, Tenant shall deliver to Landlord all keys to the Premises and make known to Landlord the location and combination of all safes, locks and similar items.

                           B.       RESTORATION. In all events, Tenant will
promptly restore all damage caused in connection with any removal of Tenant's personal property. Tenant will pay to Landlord, upon request, all damages that Landlord may suffer on account of Tenant's failure to surrender possession as and when aforesaid and will indemnify Landlord against all liabilities, costs and expenses ( including all reasonable attorneys' fees and costs, if any) arising out of Tenant's delay in so delivering possession, including claims of any succeeding tenant or Tenant.

                           C.       REMOVAL. Upon expiration of the Lease Term,
Tenant will not be required to remove from the Premises Building standard items installed by Landlord, all of such Building standard items are the property of Landlord. However, should Tenant, prior to the expiration of the Lease term or during the Lease Term, install or cause to be installed trade fixtures or any other tenant improvements, Landlord shall have the option of retaining same or requiring Tenant to remove same. Should Landlord elect to cause Tenant to remove such items, the cost of removal of same, upon Landlord's election and notice to Tenant, shall be at Tenant's sole cost and expense. Landlord has no obligation to compensate Tenant for any items which are required hereunder to remain on or with the Premises.

                          Page 18 of 24 _______/_______

                           D.       HOLDOVER. Without limiting Landlord's rights
and remedies, if Tenant holds over in possession of the Premises, or any part thereof, beyond the end of the Lease Term, during the holdover period the Rent will be double the amount of the Rent due and payable for the last month of the Lease Term. In such event, Landlord shall be entitled to recover double the amount of the Rent due for each day Tenant holds over and refuses to surrender possession. Such daily rent shall be computed by dividing the Rent for the last month of the Lease by fifteen.

                           E.       NO SURRENDER. No offer of surrender of the
Premises, by delivery of Landlord or its agent of keys to the Premises or otherwise, will be binding on Landlord unless accepted by Landlord, in writing, specifying the effective surrender of the Premises. At the expiration or termination of the Lease Term, Tenant shall deliver to Landlord all keys to the Premises and make known to Landlord the location and combinations of all locks, safes and similar items. No receipt of money by Landlord from Tenant after the Expiration Date (or sooner termination) shall reinstate, continue or extend the Lease Term, unless Landlord specifically agrees to same in writing signed by Landlord at the time such payment is made by Tenant.

                  32.      NO WAIVER: CUMULATIVE REMEDIES:

                           A.       NO WAIVER. No waiver of any provision of
this Lease by either party will be deemed to imply or constitute a further waiver by such party of the same or any other provision hereof. The rights remedies of Landlord under this Lease or otherwise are cumulative and are not intended to be exclusive and the use of one will not be taken to exclude or waive the use of another, and Landlord will be entitled to pursue all rights and remedies available to Landlord's under the laws of the State of Florida. Landlord, in addition to all other rights which it may have under this Lease, hereby expressly reserves all rights in connection with the Building or the Premises not expressly and specifically granted to Tenant under this Lease and Tenant hereby waives all claims for damages, loss, expense, liability, eviction or abatement it has or may have against Landlord on account of Landlord's exercise of its reserved rights, including, but not limited to, Landlord's right to alter the existing name, address, style or configuration of the Building or the common areas, signage, parking facilities, lobbies, entrances and exits, elevators and stairwells (if any).

                           B.       RENT PAYMENTS. No receipt of money by
Landlord from Tenant at any time or any act, or thing done by, Landlord or its agent(s) shall be deemed a release of Tenant from any liability whatsoever to pay Rent, Additional Rent, or any other sums due hereunder, unless such release is in writing, subscribed by a duly authorized officer or agent of landlord and refers expressly to this Section. Any payment by Tenant or receipt by Landlord of less than the entire amount due at such time shall be deemed to be on account of the earliest sum due. No endorsement or statement on any check or any letter accompanying any check or payment shall be deemed an accord and satisfaction. In the case of such a partial payment or endorsement, Landlord may accept such payment, check or letter without prejudice to its right to collect all remaining sums due and pursue all of its remedies under the Lease.

                           33.      WAIVER: To the extent permitted by law,
Tenant hereby waives: (a) jury trial in any action or proceeding regarding a monetary default by Tenant and/or Landlord's right to possession of the Premises, and (b) in any action or proceeding by Landlord for monies owed by Tenant and/or possession of the Premises, then Tenant waived the right to interpose any crossclaim or counterclaim (except a mandatory crossclaim or counterclaim if the same is provided for pursuant to Florida law).

                          Page 19 of 24 _______/_______

However, the foregoing will not prohibit Tenant from bringing a separate lawsuit against Landlord.

                  34. QUIET ENJOYMENT: In accordance with and subject to the terms and provisions of this Lease, Landlord warrants that is has full right to execute and to perform under this Lease and to grant the estate demised and that Tenant, upon Tenant's payment of the required Rent and Additional Rent and performance of all of the terms, conditions, covenants, and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the full Lease Term without hindrance or ejection by Landlord or anyone acting by, through or under Landlord.

                  35. ENTIRE AGREEMENT; NO ORAL MODIFICATIONS: This Lease, exhibits, schedules, addenda and guaranties (as the case may be) fully incorporated into this Lease by this reference, contains the entire agreement between the parties hereto regarding the subject matters referenced herein and supersedes all prior oral and written agreements between them regarding such matters. This Lease may be modified only by an agreement in writing dated and signed by Landlord and Tenant after the date hereof.

                  36.      HAZARDOUS MATERIALS:

                           A.       COMPLIANCE. Tenant shall not have any
hazardous materials, including asbestos, petroleum product or petroleum-related product (including used or waste oil), urea formaldehyde, radioactive materials or waste, infectious waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any "hazardous substance," "hazardous wastes," "hazardous materials" or "toxic substances on the premises during the pendency of the lease. Tenant shall indemnify, protect, defend (by counsel reasonably acceptable to Landlord), and hold Landlord and Landlord's Indemnities free and harmless from and against any and all claims, liabilities, penalties, forfeitures, judgments, losses and expenses (including reasonable attorneys' fees) or death of or injury to any person or damage to any property whatsoever, including, without limitation, the Building, arising from or caused in whole or in part, directly or indirectly, by the presence in or about the Premises of any Hazardous Materials placed in or about the Premises.

                           B.       SURVIVAL/TENANT'S OBLIGATIONS.  The
respective rights and obligations of Landlord and Tenant under this Article/Section shall survive the expiration or termination of this Lease.

                  37.      BANKRUPTCY PROVISIONS:

                           A.       EVENT OF BANKRUPTCY. If this Lease is
assigned to any person or entity pursuant the provisions of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute the property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under this Section not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment.


                          Page 20 of 24 _______/_______

                  B. ADDITIONAL REMEDIES. In addition to any rights or remedies hereinbefore or hereinafter conferred upon Landlord under the terms of this Lease, the following remedies and provisions shall specifically apply in the event Tenant engages in any one or more of the acts contemplated by the provisions of Section 24 A (3), (4), (5) or (6) of this Lease:

                           (1)      In all events, any receiver or trustee in
bankruptcy shall either expressly assume or reject this Lease within sixty (60) days following the entry of an "Order for Relief" or within such earlier time as may be provided by applicable law.

                           (2)      In the event of an assumption of this Lease
by a debtor or by a trustee, such debtor or trustee shall within fifteen (15) days after such assumption (i) cure any default or provide adequate assurance that defaults will be promptly cured; (ii) compensate Landlord for actual pecuniary loss or provide adequate assurance that compensation will be made for actual monetary loss, including, but not limited to, all attorneys' fees and costs incurred by Landlord resulting from any such proceedings; and (iii) provide adequate assurance of future performance

                           (3)      Where a default exists under this Lease,
the trustee or debtor assuming this Lease may not require Landlord to provide services or supplies incidental to this Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of this Lease for such services and supplies provided before the assumption of such Lease.

                           (4)      The debtor or trustee may only assign this
Lease if (i) it is assumed and the assignee agrees to be bound by this Lease,
(ii) adequate assurance of future performance by the assignee is provided, whether or not there has been a default under this Lease, and (iii) the debtor or trustee has received Landlord's prior written consent pursuant to the provisions of this Lease. Any consideration paid by any assignee in excess of the rental reserved in this Lease shall be the sole property of, and paid to, Landlord.

                           (5)      Landlord shall be entitled to the fair
market value for the Premises and the services provided by Landlord (but in not event less than the rental reserved in this Lease) subsequent to the commencement of a bankruptcy event.

                           (6)      Any security deposit given by Tenant to
Landlord to secure the future performance by Tenant of all or any of the terms and conditions of this Lease shall be automatically transferred to Landlord upon the entry of an "Order of Relief."

                  38.      MISCELLANEOUS:

                           1.       If any term or condition of this Lease or
the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder do this Lease, or the application of such term or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, is not to be affected thereby and each term and condition of this Lease is to be valid and enforceable to the fullest extent permitted by law. This Lease will be construed in accordance with the laws of the State of Florida.

                           2.       Intangible tax is to be paid by tenant in a
timely fashion. Tenant will indemnify and hold harmless for any damages for non-payment of intangible tax as it relates to any personality, furniture, equipment or other and will fully comply with Florida law and indemnifies

                          Page 21 of 24 _______/_______

Landlord for all attorney fees and costs appurtenant that may result form non-payment of intangible tax by Tenant.

Submission of the Lease to Tenant does not constitute an offer, and this Lease becomes effective only upon execution and delivery by both Landlord and Tenant.

                           2.       Tenant acknowledges that it has not relied
upon any statement, representation, prior or contemporaneous written or oral promises, agreements or warranties except such as are expressed herein.

                           3.       Tenant will pay before delinquency all taxes
assessed during the Lease Term against any occupancy interest in the Premises or personal property of any kind owned by or placed in, upon or about the Premises by Tenant.

                           4.       If Tenant, with Landlord's consent, occupies
the Premises or any part thereof prior to the beginning of the Lease Term, all provisions of this Lease will be in full force and effect commencing upon such occupancy, and Rent and Additional Rent, where applicable, for such period will be paid by Tenant at the same rate herein specified, unless otherwise agreed by the parties.

                           5. Each party represents and warrants that it has not dealt with any agent or broker in connection with this transaction. If either party's representation and warranty proves to be untrue, such party will indemnify the other party against all resulting liabilities, costs, expenses, claims, demands, causes of action and judgments, including reasonable attorneys' fees and costs through all appellate actions and proceedings, if any. The foregoing will survive the end of the Lease Term, or any earlier termination of the Lease.

                           6.       Neither this lease nor any memorandum hereof
will be recorded or made public by Tenant. This Lease and its terms and conditions shall not be duplicated, transferred or provided in any way (written or oral) to any other tenants or Tenants of the Premises or Building, or to any other third parties under any circumstances.

                           7.       Nothing contained in this Lease shall be
deemed by the parties hereto or by any third party to create the relationship or principal and agent, partnership, employer and employee, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any other provisions contained in this Lease nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

                           8.       Whenever in this Lease the context allows,
the word "including" will be deemed to mean "including without limitation". The headings of articles, sections or paragraphs are for convenience only and shall not be relevant for purposes of interpretation of this Lease.

                           9.       This Lease does not create, nor will Tenant
have, any express or implied easement for or other rights to air, light or view over or about the Premises or Building or any part thereof.


                          Page 22 of 24 _______/_______

                           10.      Landlord reserves the right to use, install,
monitor, and repair pipes, ducts and conduits within the walls, columns, and ceilings of the Premises, with all such work being performed in a manner that will not interfere with Tenant's business or cause as minimal interference possible under the circumstances.

                           11.      Any acts to be performed by Landlord under
or in connection with this Lease may be delegated by Landlord to its managing agent or other authorized person or firm.

                           12.      It is acknowledged that each of the parties
hereto has been fully represented by legal counsel and that each of such legal counsel has contributed substantially to the content of this Lease. Accordingly, this Lease shall not be more strictly construed against either party hereto by reason of the fact that one party may have drafted or prepared any or all of the terms and provisions hereof.

                           13.      Landlord and Tenant acknowledge that the
terms and provisions of this Lease have been negotiated based upon a variety of factors, occurring at a coincident point in time, including, but not limited to:
(i) the individual principals involved and the financial strength of Tenant,
(ii) the nature of Tenant's business and use of the Premises, (iii) the current leasing market place and the economic conditions affecting rental rates, (iv) the present and projected tenant mix of the Building (if applicable), and (v) the projected juxtaposition of the tenants on the floor(s) upon which the Premises are located and the floors within the Building (if applicable.) Therefore, recognizing the totality, uniqueness, complexity and interrelation of the aforementioned factors, the Tenant agrees to use its best efforts not to disseminate in any manner whatsoever, (whether by word of mouth, mechanical reproduction, physical tender or by any manner of visual or aural transmission or review) the terms and conditions of this Lease to third parties who could in any way be reasonably considered presently or in the future as prospective tenants for this or any other leasehold property with which Landlord may be involved.

                           14.      If more than one person or entity is named
herein as Tenant, their liability hereunder will be joint and several. In case Tenant is a corporation, Tenant (a) represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof, and (b) Tenant shall deliver to Landlord or its agent, concurrently with the delivery of this Lease, executed by Tenant, certified resolutions of the board of directors (and shareholders, if required) authorizing Tenant's execution and delivery of this Lease and the performance of Tenant's obligations hereunder.

                           15.      Landlord represents that Tenant's proposed
use of the Premises is permitted under applicable law, including applicable zoning law.

                           16.      Notwithstanding anything to the contrary in
this Lease, if Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond landlord's control include, but are not limited to, hurricanes and floods and other acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

                           17.      In the event of any litigation (including
appeals and bankruptcy proceedings) arising under this lease, the prevailing party shall be entitled to recover all reasonable attorney's fees and costs, including without limitation, attorneys, paralegal and/or law clerk fees. Furthermore, if as a result of any breach or default in the performance of any provision of this Lease including, but not limited to, Tenant's failure to pay Rent when due, and landlord's attorney prepares and delivers a Notice to Tenant of such breach or default, Tenant agrees that Tenant will pay to Landlord a minimum sum of One Hundred Fifty Dollars ($150.00) to cover that Landlord's

                          Page 23 of 24 _______/_______
administrative costs and attorneys fees and said costs and attorneys fees shall be due and payable upon demand, whether suit is instituted or not, as Additional Rent.

                           18.      Any diminution of light, air or view by any
structure which may be erected on the lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord. Tenant does not acquire any right or easement for the use of any door or passageway in any portion of the Building, or in the premises adjoining the Building, except the easement of necessity of ingress and egress, if any, in the doors and passageways directly connecting with the Premises, provided, however, that it is expressly agreed that Landlord shall have the right to close or obstruct any door or passageway into or from or connecting with the Premises and to interfere with the use whenever Landlord deems it necessary to affect the alterations or repairs thereto or in and about any premises adjoining such doors or passageways.

                           19.      Unless otherwise provided in this Lease, any
references in this Lease to time periods of less than seven (7) days shall exclude Saturdays, Sundays and legal holidays in the computation thereof. Any time period provided for in this Lease which ends on a Saturday, Sunday or legal holiday shall extend to 4:00 P.M. on the next business day.

                           20.      Tenant, Odimo Incorporated, a Delaware
corporation, hereby affirms and represents that they have obtained approval by the Board of Directors to enter into this Lease and that the individual executing this Lease on behalf of this corporation has full authority to act on behalf and legally bind the corporation to the terms contained herein.

END OF DOCUMENT

         IN WITNESS WHEREOF, Landlord and Tenant have signed and delivered this Lease as of the day and year first set forth above.

TENANT:
ODIMO INCORPORATED,
a Delaware corporation                      WITNESSES: (AS TO TENANT)


By: /s/ Jeffrey Kornblum                    Witness: /s/ Grace Arrascaeta
   ------------------------------                   ---------------------------
(PRINT NAME)                                         (PRINT NAME)


Its: /s/ Jeffrey Kornblum                   Witness: /s/ Alexis P. Virgin
   ------------------------------                   ---------------------------
                                                     (PRINT NAME)

LANDLORD:
IBB Realty, LLC,
a Florida corporation                       WITNESSES: (AS TO LANDLORD)


By: /s/ Kovacs                              Witness: /s/ Jeffrey Weiss
   ------------------------------                   ---------------------------
(PRINT NAME)                                         (PRINT NAME)


Its: /s/ Kovacs                             Witness: /s/ Manuel Cabrera
   ------------------------------                   ---------------------------
                                                     (PRINT NAME)


                          Page 24 of 24 _______/_______